Exhibit 99.1

UPHEALTH ANNOUNCES THIRD QUARTER 2022 FINANCIAL RESULTS
Third Quarter Revenues of $38.7 million; Gross Margin of 48%; Adjusted EBITDA of $(1.2) million
Revenues for the Nine-Month Period of $118.3 million, Gross Margin of 48%; Adjusted EBITDA of $1.4 million
Results reflect the deconsolidation of Glocal as of July 2022 due to ongoing control issues and legal proceedings
Over 60% of Transformation Initiatives Completed to Date; Company Continues to Add New Leadership
Completed Previously Announced $67.5 million Convertible Debt Financing

DELRAY BEACH, Fla. – December 29, 2022 – UpHealth, Inc. (“UpHealth” or the “Company”) (NYSE: UPH), a global digital health company delivering technology platforms, infrastructure, and services to modernize care delivery and health management, today announced financial results for the third quarter ended September 30, 2022.

UpHealth Chief Executive Officer Sam Meckey said, “Given macro-economic uncertainties along with the current state of our business, we are focused on fully integrating our business units; rationalizing poorly performing businesses; executing against our strategic plan; and enhancing our focus on free cash-flow generation via cash conservation and improved cost structures. We had strong results from our Virtual Care Infrastructure business and our Services business, and we continue to drive the transformation of our Integrated Care business.”

Meckey also said, "We apologize for the delay in filing our third quarter financial statements. Unprecedented actions by the Board of Directors of our Glocal subsidiary in India caused the delay. As a result of the previously disclosed ongoing control issues and legal proceedings with Glocal, UpHealth deconsolidated Glocal effective July 2022. Accordingly, the financial results of Glocal as of September 30, 2022, and for the three months then ended, are not included in the Company’s unaudited condensed consolidated financial statements. We continue to pursue legal action both in India’s jurisdiction as well as before the International Court of Arbitration (the “ICA”) and will vigorously defend our interests and ownership of the Glocal asset.”

Third Quarter 2022 Financial Highlights:

•Revenues for the third quarter of 2022 was $38.7 million, compared to revenues for the third quarter of 2021 of $45.2 million. The reduction is driven by the deconsolidation of the Glocal financials and lack of new customer growth in the Integrated Care business. Gross margin expanded to 48%, from 40% in the third quarter of 2021.
•Revenues and gross margin by segment for the third quarter of 2022 were:
•Integrated Care Management generated $3.8 million of revenues (10% of total revenues) with a gross margin of 75%.
•Virtual Care Infrastructure generated $15.0 million of revenues (39% of total revenues) with a gross margin of 55%.
•Services generated $19.9 million of revenues (51% of total revenues) with a gross margin of 37%.
•Operating loss for the third quarter of 2022 was $120.0 million, a 2460% increase compared to operating loss in the third quarter of 2021 of $4.7 million. This increase primarily resulted from goodwill and intangible asset impairment charges taken in the three months ended September 30, 2022 of $106.1 million due to the recent change in our market valuation and financial performance from our Integrated Care Management and Services segments, as well as the deconsolidation of Glocal during the third quarter of 2022 and higher legal expenses associated with the matter.
•Adjusted EBITDA for the third quarter of 2022 was $(1.2) million, compared to Adjusted EBITDA for the third quarter of 2021 of $3.1 million.

Please refer to the discussion and tables under “Non-GAAP Financial Information.”

Year-to-Date Third Quarter 2022 Financial Highlights:

•GAAP revenues for the nine months ended September 30, 2022, was $118.3 million, a 32% increase compared to GAAP revenues for the nine months ended September 30, 2021, of $89.9 million and a 3% increase compared to pro forma revenues for the nine months ended September 30, 2021 of $115.0 million. Gross margin for the nine months ended September 30, 2022, expanded to 48%, compared to GAAP and pro forma gross margin of 40% in the comparable year ago period.
•Year-to-date revenues and gross margin by segment for the nine months ended September 30, 2022, were:
•Integrated Care Management generated $14.2 million of revenues (12% of total revenues) with a gross margin of 80%.
•Virtual Care Infrastructure generated $47.4 million of revenues (40% of total revenues) with a gross margin of 50%.
•Services generated $56.7 million of revenues (48% of total revenues) with a gross margin of 37%.
•Operating loss for the nine months ended September 30, 2022, was $148.0 million, a (244)% increase compared to year-to-date operating loss for the comparable year ago period of $43.0 million. This increase primarily resulted from goodwill and intangible asset impairment charges taken in the nine months ended September 30, 2022 of $112.3 million due to the recent change in our market valuation and financial performance from our Integrated Care Management and Services segments, as well as the deconsolidation of Glocal during the third quarter of 2022 and higher legal expenses associated with the matter.
•Adjusted EBITDA for the nine months ended September 30, 2022, was $1.4 million, compared to year-to-date GAAP and pro forma Adjusted EBITDA for the nine months ended September 30, 2021 of $6.0 million and $8.5 million, respectively.

Please refer to the discussion and tables under “Non-GAAP Financial Information.”

Update on Glocal:

UpHealth has deconsolidated Glocal from the Company’s financial statements due to ongoing control issues and legal disputes. These issues and disputes are described in a Current Report on Form 8-K that the Company filed with the SEC on October 3, 2022, in a second Current Report on Form 8-K filed by the Company with the SEC on November 14, 2022, and in the Quarterly Report on Form 10-Q filed with the SEC on December 29, 2022.

The Company is aggressively pursuing legal action both in India and before the ICA against the board of directors of Glocal, which consists of three individuals Dr. Syed Sabahat Azim, Richa Azim, and Gautam Chowdhury, another shareholder of Glocal, Meleveetil Damodaran, who is the former Chairman of the Securities and Exchange Board of India, and Kimberlite Social Infra Private Limited, an Indian entity of which the Azims are equity owners and the sole directors. Due to the actions of the Glocal board, a review of the financial statements for Glocal for the fiscal quarter ended September 30, 2022, has not yet been conducted. Furthermore, Glocal has not yet delivered such financial statements to the Company, despite being ordered to do so by an Emergency Arbitrator and an Indian court. These actions clearly reflect a lack of control that the Company currently has of this business and caused the Company to deconsolidate Glocal from its financial statements.

On November 4, 2022, UpHealth filed a Request for Arbitration before the ICA against Glocal, the Azims, Chowdhury, Damodaran and Kimberlite for breach of the Share Purchase Agreement by which the Company’s wholly owned subsidiary, UpHealth Holdings, purchased the super-majority ownership of Glocal; obstruction of UpHealth Holdings’ exercise of its statutory rights under the Indian Company Act; and misrepresentation. The Company is seeking an order for relief in the arbitration that is detailed in the Form 10-Q filing. The parties are currently awaiting the constitution of the arbitral tribunal by the ICA following the orders of the Emergency Arbitrator issued in UpHealth’s favor in November.

Convertible Debt Financing:

During the month of August, the Company closed its previously announced private placement of $67.5 million in aggregate principal amount of a new series of variable rate convertible senior secured notes due December 15, 2025, raising approximately $22.5 million in gross cash proceeds after the Company’s repurchase of $45.0 million in aggregate principal amount of its 6.25% convertible senior notes due 2026.

Significant Third Quarter Business Highlights:

•UpHealth made considerable progress on its business transformation agenda in the third quarter, increasing the number of transformation initiatives completed year to date to over 60%. Additionally, UpHealth identified several issues that it put on hold due to the Company’s ongoing analysis of its business strategy and its assessment of the organization’s assets.

•During the third quarter, Martti™ supported 279,000 encounters per month and 42,000 endpoints at over 2,800 medical facilities in the U.S. Also, during the quarter, the Company closed twenty-one new Martti™ contracts.

•The Company recorded its largest volume of telehealth use ever in the U.S. with over 12.4 million minutes of consultations in Q3, a 17% increase over Q2 2022.

•SyntraNet’s Social Health Information Exchange (SHIE) built in partnership with Alameda County Health Care Services received a 2022 Solutions Award from CompTIA, a non-profit association recognizing leaders in the IT industry.

•Transformations Treatment Centers was ranked as #6 of Best Addiction Treatment Centers for 2022 in Florida by Newsweek.

Subsequent to the quarter’s end, UpHealth:

•Welcomed transformation and technology expert Timothy Wilde as Chief Technology Officer, healthcare veteran Melissa Frieswick as Chief Growth Officer, and Dr. Mahesh Inder Veer Singh as Executive Vice President of UpHealth International.

•Conducted the Annual Meeting of Stockholders on December 5, 2022. At that meeting, stockholders elected Sam Meckey, UpHealth’s Chief Executive Officer, and two new independent members, Mark Guinan and Luis Machuca, to the UpHealth Board of Directors. Mr. Guinan replaced Neil Miotto as the Chairman of the Audit Committee of the Board.

•Began a comprehensive review of the Company’s strategic initiatives for 2023, focusing on conserving cash; optimizing operations to ensure exemplary customer service while managing costs; strategically investing in high-growth initiatives; aligning leadership, and driving organic growth in the Company’s most profitable business units. In addition, the Company is considering whether all its existing assets fit into its strategic plan going forward, work that will be completed in Q1 2023.

Balance Sheet and Cash Flow

On September 30, 2022, UpHealth reported $22.6 million of cash, cash equivalents and restricted cash. This does not include approximately $7.0 million in cash in India that is held in a bank account which the Emergency Arbitrator has ordered cannot be accessed by Glocal and for which the Company’s Chief Financial Officer currently has sole signing authority.

About UpHealth, Inc.

UpHealth is a global digital health company that delivers digital-first technology, infrastructure, and services to dramatically improve how healthcare is delivered and managed. The UpHealth platform creates digitally enabled “care communities” that improve access and achieve better patient outcomes at lower cost, through digital health solutions and interoperability tools that serve patients wherever they are, in their native language. UpHealth’s clients include global governments, health plans, healthcare providers and community-based organizations. For more information, please visit https://uphealthinc.com and follow us at @UpHealthInc on Twitter and UpHealth Inc on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, the financial statements of UpHealth, its product offerings and developments and reception of its product by customers, the arbitration and other legal disputes involving Glocal, and its expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future revenue and the business plans of UpHealth’s management team. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by the management of UpHealth considering their respective experience and perception of historical trends, current conditions, and expected future developments and their potential effects on UpHealth as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting UpHealth will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the mix of services utilized by UpHealth’s customers and such customers’ needs for these services, market acceptance of new service offerings, the ability of UpHealth to expand what it does for existing customers as well as to add new customers, uncertainty with respect to how the ICA or the Indian courts shall decide various matters that are before them or that the Glocal Board will act in compliance with their fiduciary duties to their shareholders, that UpHealth will have sufficient capital to operate as anticipated, and the impact that the novel coronavirus and the illness, COVID-19, that it causes, as well as government responses to deal with the spread of this illness and the reopening of economies that have been closed as part of these responses, may have on UpHealth’s operations, the demand for UpHealth’s products, global supply chains and economic activity in general. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. UpHealth undertakes no obligation to update or revise any forward-looking statements, whether because of new information, future events, or otherwise, except as may be required under applicable securities laws.

Investors Relations:
Shannon Devine (MZ North America)

Managing Director
203-741-8811
UPH@mzgroup.us

Media Inquiries:
Edna Johnson
Chief Communications Officer
mediarelations@uphealthinc.com

UPHEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts, unaudited)

	September 30, 2022	December 31, 2021
ASSETS
Current Assets:
Cash and cash equivalents	$22,608	$58,192
Restricted cash	—	18,609
Accounts receivable, net	22,626	22,761
Inventories	2,762	2,928
Due from related parties	21	40
Prepaid expenses and other current assets	4,077	4,217
Total current assets	52,094	106,747
Property and equipment, net	20,075	56,072
Intangible assets, net	56,474	115,313
Goodwill	195,028	284,268
Deferred tax assets	83	—
Equity investment	21,200	—
Other assets	454	6,907
Total assets	$345,408	$569,307
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$16,393	$13,604
Accrued expenses	41,238	36,084
Deferred revenues	4,407	2,649
Due to related party	209	47
Income taxes payable	229	739
Related-party debt, current	403	657
Debt, current	10	22,093
Forward share purchase liability	—	18,051
Other liabilities, current	3,758	2,780
Total current liabilities	66,647	96,704
Related-party debt, noncurrent	343	331
Debt, noncurrent	143,303	98,417
Deferred tax liabilities	—	28,281
Warrant liabilities, noncurrent	61	252
Derivative liability, noncurrent	692	7,977
Other liabilities, noncurrent	2,880	3,502
Total liabilities	213,926	235,464

Stockholders’ Equity:
Common stock	2	1
Additional paid-in capital	686,518	665,474
Treasury stock, at cost	(17,000)	—
Accumulated deficit	(538,854)	(343,209)
Accumulated other comprehensive loss	—	(3,802)
Total UpHealth, Inc., stockholders’ equity	130,666	318,464
Noncontrolling interests	816	15,379
Total stockholders’ equity	131,482	333,843
Total liabilities and stockholders’ equity	$345,408	$569,307

UPHEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues:
Services	$27,600	$21,977	$81,382	$45,563
Licenses and subscriptions	2,019	10,956	10,612	23,759
Products	9,047	12,259	26,312	20,568
Total revenues	38,666	45,192	118,306	89,890
Costs of revenues:
Services	13,440	12,434	42,647	26,497
License and subscriptions	463	6,350	913	13,020
Products	6,264	8,461	18,550	14,104
Total costs of revenues	20,167	27,245	62,110	53,621
Gross profit	18,499	17,947	56,196	36,269
Operating expenses:
Sales and marketing	4,771	3,090	10,983	5,670
Research and development	2,231	1,916	5,600	5,759
General and administrative	13,922	11,452	42,213	22,481
Depreciation and amortization	3,336	3,626	13,272	7,496
Stock-based compensation	2,126	410	4,588	410
Lease abandonment expenses	—	915	75	915
Goodwill and intangible asset impairment	106,096	—	112,270	—
Acquisition, integration, and transformation costs	6,049	1,227	15,182	36,566
Total operating expenses	138,531	22,636	204,183	79,297
Loss from operations	(120,032)	(4,689)	(147,987)	(43,028)
Other income (expense):
Interest expense	(6,708)	(8,145)	(20,306)	(13,760)
Gain on consolidation of equity investment	—	—	—	640
Loss on deconsolidation of subsidiary	(37,708)	—	(37,708)	—
Gain on fair value of derivative liability	223	49,885	6,893	49,885
Gain on fair value of warrant liabilities	—	373	190	1,447
Gain (loss) on extinguishment of debt	(14,610)	—	(14,610)	151
Other income, net, including interest income	32	259	30	40
Total other income (expense)	(58,771)	42,372	(65,511)	38,403
Income (loss) before income tax benefit (expense)	(178,803)	37,683	(213,498)	(4,625)
Income tax benefit (expense)	13,219	(6,695)	17,744	357
Net income (loss) before loss from equity investment	(165,584)	30,988	(195,754)	(4,268)
Loss from equity investment	—	—	—	(561)
Net income (loss)	(165,584)	30,988	(195,754)	(4,829)
Less: net income (loss) attributable to noncontrolling interests	178	231	(109)	147
Net income (loss) attributable to UpHealth, Inc.	$(165,762)	$30,757	$(195,645)	$(4,976)
Net income (loss) per share attributable to UpHealth, Inc.:
Basic	$(11.17)	$2.61	$(13.41)	$(0.52)
Diluted	$(11.17)	$2.60	$(13.41)	$(0.52)
Weighted average shares outstanding:
Basic	14,842	11,763	14,588	9,519
Diluted	14,842	11,807	14,588	9,519

UPHEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Nine Months Ended September 30,
	2022	2021
Operating activities:
Net loss	$(195,754)	$(4,829)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	17,274	9,701
Amortization of debt issuance costs and discount on convertible debt	10,130	5,398
Stock-based compensation	4,588	410
Provision for bad debt expense	1	—
Impairment of property, plant and equipment, intangible assets and goodwill	112,270	—
Loss (gain) on extinguishment of debt	14,610	(151)
Loss from equity investment	—	561
Gain on consolidation of equity investment	—	(640)
Loss on deconsolidation of subsidiary	37,708	—
Gain on fair value of warrant liabilities	(190)	(1,447)
Gain on fair value of derivative liability	(6,893)	(49,885)
Loss on disposal of property and equipment	—	80
Deferred income taxes	(17,485)	(1,274)
Other	—	350
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(5,201)	(27,550)
Inventories	(126)	(326)
Prepaid expenses and other current assets	(592)	(1,050)
Accounts payable and accrued expenses	10,475	16,467
Income taxes payable	(758)	886
Deferred revenue	2,382	4,643
Due to related parties	(39)	17
Other liabilities	49	230
Net cash used in operating activities	(17,551)	(48,409)
Investing activities:
Purchases of property and equipment	(5,238)	(1,879)
Due to (from) related parties	(14)	253
Net cash acquired in acquisition of businesses	—	4,263
Net cash (used in) provided by investing activities	(13,995)	2,637
Financing activities:
Proceeds from merger and recapitalization transaction	—	83,435
Proceeds from debt	67,500	164,500
Repayments of debt	(48,234)	(23,307)
Proceeds from Provider Relief Funds	—	506
Payment of debt issuance costs	(1,475)	(8,100)
Repayment of forward share purchase	(18,521)	—
Repayments of seller notes	(18,680)	(99,207)
Payments of capital lease obligations	(2,544)	(1,253)
Proceeds from stock option exercises	—	319,000
Payments for taxes related to net settlement of equity awards	(95)	—
Distribution to noncontrolling interest	(139)	(100)
Payments of amount due to member	—	(4,271)
Net cash (used in) provided by financing activities	(22,188)	112,522
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(459)	(807)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(54,193)	65,943
Cash, cash equivalents, and restricted cash, beginning of period	76,801	2,369
Cash, cash equivalents, and restricted cash, end of period	$22,608	$68,312

UPHEALTH, INC.
NON-GAAP FINANCIAL INFORMATION

Non-GAAP Financial Information

This press release includes financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America (GAAP). To supplement UpHealth’s condensed consolidated financial statements presented in accordance with GAAP, UpHealth presents investors with non-GAAP financial measures, including pro forma revenues, pro forma gross profit, pro forma gross margin, and adjusted EBITDA.

•Pro forma revenues consist of GAAP revenues and revenues from UpHealth’s subsidiaries prior to their acquisition.

•Pro forma gross profit and gross margin consist of GAAP gross profit and gross margin, and gross profit and gross margin from UpHealth’s subsidiaries prior to their acquisition.

•Adjusted EBITDA consists of net income (loss) attributable to UpHealth, Inc., excluding depreciation and amortization; stock-based compensation; lease abandonment expenses; goodwill and intangible asset impairments; acquisition, integration, and transformation costs; other income (expense); income tax benefit (expense); income (loss) from equity investment; net income (loss) attributable to noncontrolling interests; and other non-recurring charges to GAAP net income (loss) attributable to UpHealth, Inc. Other non-recurring charges to GAAP net income (loss) attributable to UpHealth, Inc. may include transaction expenses in connection with capital raising transactions (whether debt, equity or equity-linked) and acquisitions, whether or not consummated, purchase price adjustments, the cumulative effect of a change in accounting principles, or other expenses determined to be non-recurring.

UpHealth believes that the presentation of these non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to UpHealth’s financial condition and results of operations. Management believes that the items described above provide an additional measure of UpHealth’s operating results and facilitates comparisons of UpHealth’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present, and future operating performance and as a supplemental means to evaluate UpHealth’s ongoing operations. UpHealth believes that these non-GAAP financial measures are useful to investors in their assessment of UpHealth’s operating performance.

Pro forma revenues, pro forma gross profit, pro forma gross margin, and adjusted EBITDA are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. You should not consider these measures in isolation or as a substitute for analysis of UpHealth’s results as reported under GAAP. UpHealth compensates for these limitations by prominently disclosing GAAP financial measures and providing investors with reconciliations from UpHealth’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures.

UPHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)
(In thousands)

Three Months Ended September 30, 2022
GAAP
Revenues	$38,666

Gross margin	48%

Net loss attributable to UpHealth, Inc.	$(165,762)
Net loss attributable to noncontrolling interests	178
Net loss	(165,584)
Other expense	58,771
Income tax benefit	(13,219)
Loss from operations	(120,032)
Depreciation and amortization	4,514
Stock-based compensation	2,126
Acquisition, integration and transformation costs, and non-recurring expenses (2)	112,145
Adjusted EBITDA	$(1,247)

(1) See Non-GAAP Financial Information section for definitions of the Company’s non-GAAP financial measures.
(2) Amounts reflect acquisition, integration and transformation costs from the condensed consolidated statements of operations, as well as other operating expenses considered to be non-recurring during the period.

Three Months Ended September 30, 2021
GAAP
Revenues	$45,192

Gross margin	40%

Net loss attributable to UpHealth, Inc.	$30,757
Net loss attributable to noncontrolling interests	231
Net loss	30,988
Other expense	(42,372)
Income tax benefit	6,695
Loss from operations	(4,689)
Depreciation and amortization	5,260
Stock-based compensation	410
Acquisition, integration and transformation costs, and non-recurring expenses (2)	2,142
Adjusted EBITDA	$3,123

(1) See Non-GAAP Financial Information section for definitions of the Company’s non-GAAP financial measures.
(2) Amounts reflect acquisition, integration and transformation costs from the condensed consolidated statements of operations, as well as other operating expenses considered to be non-recurring during the period.

UPHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)
(In thousands)

Nine Months Ended September 30, 2022
GAAP
Revenues	$118,306

Gross margin	48%

Net loss attributable to UpHealth, Inc.	$(195,645)
Net loss attributable to noncontrolling interests	(109)
Net loss	(195,754)
Other expense	65,511
Income tax benefit	(17,744)
Loss from operations	(147,987)
Depreciation and amortization	17,274
Stock-based compensation	4,588
Acquisition, integration and transformation costs, lease abandonment expenses, goodwill and intangible asset impairment, and non-recurring expenses (2)	127,527
Adjusted EBITDA	$1,402

(1) See Non-GAAP Financial Information section for definitions of the Company’s non-GAAP financial measures.
(2) Amounts reflect acquisition, integration and transformation costs, lease abandonment expenses, and goodwill and intangible asset impairment from the condensed consolidated statements of operations, as well as other operating expenses considered to be non-recurring during the period.

	Nine Months Ended September 30, 2021
	GAAP	Adjustments (2)	Pro Forma (3)
Revenues	$89,890	$25,082	$114,972

Gross margin	40%	37%	40%

Net loss attributable to UpHealth, Inc.	$(4,976)	$(4,317)	$(9,293)
Net loss attributable to noncontrolling interests	147	28	175
Net loss	(4,829)	(4,289)	(9,118)
Other expense	(38,403)	(1,171)	(39,574)
Income tax benefit	(357)	(99)	(456)
Loss from equity investment	561	—	561
Loss from operations	(43,028)	(5,559)	(48,587)
Depreciation and amortization	9,752	2,729	12,481
Stock-based compensation	410	—	410
Acquisition, integration and transformation costs, and non-recurring expenses (4)	38,914	5,302	44,216
Adjusted EBITDA	$6,048	$2,472	$8,520

(1) See Non-GAAP Financial Information section for definitions of the Company’s non-GAAP financial measures.
(2) Amounts reflect operating activity of UpHealth and subsidiaries during the period prior to each subsidiary’s acquisition date, if acquired during the period.
(3) Amounts reflect operating activity of UpHealth and subsidiaries during the period, as if acquired at the beginning of the period.
(4) Amounts reflect acquisition, integration and transformation costs from the condensed consolidated statements of operations, as well as other operating expenses considered to be non-recurring during the period.

UPHEALTH, INC.
SEGMENT INFORMATION AND RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)
(In thousands, unaudited)

Three Months Ended September 30, 2022
GAAP
Revenues:
Integrated care management (4)	$3,795
Virtual care infrastructure (5)(7)	14,978
Services (6)	19,893
Total	$38,666

Three Months Ended September 30, 2022
GAAP
Gross Profit:
Integrated care management (4)	$2,854
Virtual care infrastructure (5)(7)	8,191
Services (6)	7,454
Total	$18,499

Three Months Ended September 30, 2022
GAAP
Gross Margin %:
Integrated care management (4)	75%
Virtual care infrastructure (5)(7)	55%
Services (6)	37%
Total	48%

Three Months Ended September 30, 2021
GAAP
Revenues:
Integrated care management (4)	$11,858
Virtual care infrastructure (5)	15,284
Services (6)	18,050
Total	$45,192

Three Months Ended September 30, 2021
GAAP
Gross Profit:
Integrated care management (4)	$4,760
Virtual care infrastructure (5)	5,838
Services (6)	7,349
Total	$17,947

Three Months Ended September 30, 2021
GAAP
Gross Margin %:
Integrated care management (4)	40%
Virtual care infrastructure (5)	38%
Services (6)	41%
Total	40%

UPHEALTH, INC.
SEGMENT INFORMATION AND RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)
(In thousands, unaudited)

Nine Months Ended September 30, 2022
GAAP
Revenues:
Integrated care management (4)	$14,230
Virtual care infrastructure (5)(7)	47,423
Services (6)	56,653
Total	$118,306

Nine Months Ended September 30, 2022
GAAP
Gross Profit:
Integrated care management (4)	$11,385
Virtual care infrastructure (5)(7)	23,779
Services (6)	21,032
Total	$56,196

Nine Months Ended September 30, 2022
GAAP
Gross Margin %:
Integrated care management (4)	80%
Virtual care infrastructure (5)(7)	50%
Services (6)	37%
Total	48%

	Nine Months Ended September 30, 2021
	GAAP	Adjustments (2)	Pro Forma (3)
Revenues:
Integrated care management (4)	$29,427	$—	$29,427
Virtual care infrastructure (5)	22,838	15,603	38,441
Services (6)	37,625	9,479	47,104
Total	$89,890	$25,082	$114,972

	Nine Months Ended September 30, 2021
	GAAP	Adjustments (2)	Pro Forma (3)
Gross Profit:
Integrated care management (4)	$14,483	$—	$14,483
Virtual care infrastructure (5)	8,771	6,097	14,868
Services (6)	13,015	3,157	16,172
Total	$36,269	$9,254	$45,523

	Nine Months Ended September 30, 2021
	GAAP	Adjustments (2)	Pro Forma (3)
Gross Margin %:
Integrated care management (4)	49%	n/a	49%
Virtual care infrastructure (5)	38%	39%	39%
Services (6)	35%	33%	34%
Total	40%	37%	40%

UPHEALTH, INC.
SEGMENT INFORMATION AND RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)
(In thousands, unaudited)

(1)	See Non-GAAP Financial Information section for definitions of the Company’s non-GAAP financial measures.
(2)	Amounts reflect operating activity of UpHealth and subsidiaries during the period prior to each subsidiary’s acquisition date, if acquired during the period.
(3)
Amounts reflect operating activity of UpHealth and subsidiaries during the period, as if acquired at the beginning of the period.
Segment Information
The Company’s business is organized into three operating business segments:
Integrated Care Management—through the Thrasys subsidiary;
Virtual Care Infrastructure—through the Cloudbreak and Glocal (other than for the three month period of July 1, 2022 through September 30, 2022) subsidiaries; and
Services—through the Innovations, BHS and TTC subsidiaries.
The reportable segments are consistent with how management views the Company’s services and products and the financial information reviewed by the chief operating decision makers. The Company manages its businesses as components of an enterprise for which separate information is available and is evaluated regularly by the chief operating decision makers in deciding how to allocate resources and assess performance.

(4)
In the Integrated Care Management segment, the Company provides its customers with an advanced, comprehensive, and extensible technology platform, marketed under the umbrella “SyntraNet” to manage health, quality of care, and costs, especially for individuals with complex medical, behavioral health, and social needs.

(5)
In the Virtual Care Infrastructure segment, the Company provides technology and process-based healthcare platforms providing its customers comprehensive primary care, specialty consultations, and translation services, through telemedicine, Digital Dispensaries, and technology-based hospital centers.

(6)
In the Services segment, the Company provide custom compounded medications for the unique needs of every patient and prescriber. The Company is a full-service pharmacy filling prescriptions from its inventory of compounded medications, as well as drugs purchased from manufacturers. Additionally, the Company provides inpatient and outpatient substance abuse and mental health treatment services for individuals with drug and alcohol addiction and other behavioral health issues. The Company offers a complete continuum of care from detoxification services, residential care, partial hospitalization programs, and intensive outpatient and outpatient programs.

(7)	As discussed in Note 1, Organization and Business, to the Company’s unaudited condensed consolidated financial statements, the Company deconsolidated Glocal during the three months ended September 30, 2022; therefore, the financial results of Glocal as of December 31, 2021 and for the three months ended September 30, 2021, the period from March 26, 2021 to September 30, 2021, and the period from January 1, 2022 to June 30, 2022 are included in the Company’s unaudited condensed consolidated financial statements, and the financial results of Glocal as of September 30, 2022 and for the three months then ended are not included in the Company’s unaudited condensed consolidated financial statements.